SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                   FORM 8-K/A




                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of Earliest Event Reported): August 25, 2004



                     SECURITY NATIONAL FINANCIAL CORPORATION
             (Exact name of registrant as specified in this Charter)



            Utah                      0-9341                 87-0345941
----------------------------   -----------------------    ----------------
(State or other jurisdiction   (Commission File Number)    (IRS Employer
 of incorporation)                                        Identification No.)




                 5300 South 360 West, Salt Lake City, Utah 84123
               (Address of principal executive offices) (Zip Code)



       Registrant's Telephone Number, Including Area Code: (801) 264-1060





                                 Does Not Apply
          (Former name or former address, if changed since last report)

ITEM 2. Agreement and Plan of Reorganization with Southern Security Life Insurance Company

     On August 25, 2004, Security National Financial Corporation (the "Company") through its wholly owned subsidiaries, Security National Life Insurance Company and SSLIC Holding Company, entered into an Agreement and Plan of Reorganization with Southern Security Life Insurance Company, a Florida corporation. Security National Life Insurance Company and SSLIC Holding Company currently own 76.7% of the outstanding common shares of Southern Security Life Insurance Company. Upon completion of the Agreement and Plan of Reorganization, SSLIC Holding Company will be merged with and into Southern Security Life Insurance Company, which merger, if consummated, would result in (i) Southern Security Life Insurance Company becoming a wholly-owned subsidiary of Security National Life Insurance Company and (ii) the stockholders of Southern Security Life Insurance Company (except for Security National Life Insurance Company and SSLIC Holding Company) becoming entitled to receive cash for their shares of common stock of Southern Security Life Insurance Company.

     If the proposed merger is completed, the separate existence of SSLIC Holding Company will cease as Southern Security Life Insurance Company will be the surviving corporation in the merger and will continue to be governed by the laws of the State of Florida, and the separate corporate existence of Southern Security Life Insurance Company, will continue unaffected by the merger. The shares of common stock owned by the stockholders of Southern Security Life Insurance Company (except for the shares of common stock owned by Security National Life Insurance Company and SSLIC Holding Company) immediately prior to the effective time of the merger will be exchanged for cash.

     The total  amount of cash to be paid by Security  National  Life  Insurance
Company to the holders of common stock of Southern Security Life Insurance Company (except for Security National Life Insurance Company and SSLIC Holding Company), holding an aggregate of 490,816 shares of the common stock of Southern Security Life Insurance Company, pro rata to the respective share ownership, will be $3.84 per share of common stock, or an aggregate of $1,884,733.44. The 490,816 shares of the common stock that Security National Life Insurance Company has agreed to purchase from stockholders of Southern Security Life Insurance Company represent 23.3% of the outstanding shares of Southern Security Life Insurance Company, or all of the outstanding shares of Southern Security Life
Insurance Company, except for the shares of common stock held by Security National Life Insurance Company and SSLIC Holding Company.

     If the proposed merger is completed, each share of the common stock of Southern Security Life Insurance Company issued and outstanding immediately prior to the effective time of the merger (except for shares of common stock held by Security National Life Insurance Company and SSLIC Holding Company) will, by virtue of the merger and without any action on the part of the stockholder thereof, automatically be canceled and converted into the right to receive cash in the amount equal to $3.84 per share. In addition, each holder of common shares of Southern Security Life Insurance Company immediately prior to the effective time of the merger (except for shares of common stock held by Security National Life Insurance Company and SSLIC Holding Company) will, by virtue of the merger and without any action on the part of such stockholder, cease being a stockholder of Southern Security Life Insurance Company and automatically receive cash in an amount equal to the number of shares of common stock held of record by such stockholder at such time multiplied by $3.84 per share.

     Southern Security Life Insurance Company has scheduled an Annual Meeting of Stockholders to be held on October 8, 2004, in which its stockholders will be asked to vote on the approval and adoption of the Agreement and Plan of Reorganization. In order to complete the proposed merger, a majority of all of the common shares entitled to vote on the proposal by the stockholders of Southern Security Life Insurance Company must vote to approve and adopt the Agreement and Plan of Reorganization.

     The obligations of Security National Life Insurance Company, SSLIC Holding Company and Southern Security Life Insurance Company to complete the proposed merger are subject to the satisfaction of the following conditions:

o The approval and adoption of the Agreement and Plan of Reorganization by the stockholders of Southern Security Life Insurance Company;

o The termination or expiration of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or such compliance shall have been waived by the governmental agencies having authority to give such waiver;

o All authorizations, consents, orders or approvals of any governmental entity (including the insurance departments of the states of Florida and Utah) necessary for the transactions contemplated by the Agreement and Plan of Reorganization shall have been obtained;

o On the closing date the dissenting shares of the common stock of Southern Security Life Insurance Company must not exceed 10% of its outstanding common shares;

o There shall not be instituted any action or proceeding before any court or governmental agency or other regulatory administrative agency or commission challenging the transactions contemplated by the Agreement and Plan of Reorganization.

o Each officer and director of Southern Security Life Insurance Company shall have executed a letter containing the resignation of such person as such officer and/or director effective as of the effective time of the merger or such date as Security National Life Insurance Company shall request;

     Security National Life Insurance Company and Southern Security Life Insurance Company can jointly agree to terminate the proposed Agreement and Plan of Reorganization at any given time. Either company may also terminate the agreement under other circumstances described in the Agreement and Plan of Reorganization.

     The Company and Southern Security Life Insurance Company have retained the firm of Houlihan Valuation Advisors to provide a valuation report to estimate the fair market value of the 490,816 shares of the common stock of Southern Security Life Insurance Company to be purchased in the transaction from the minority stockholders as of June 30, 2004, and to express an opinion as to the fairness to the minority stockholders of Southern Security Life Insurance Company of the proposed purchase by Security National Life Insurance Company of the 490,816 common shares, assuming the transaction is consummated as proposed. Houlihan Valuation Advisors have provided a fairness opinion to the Company and Southern Security Life Insurance Company dated August 25, 2004. In the fairness opinion, Houlihan Valuation Advisors state that it is their opinion that the transaction as proposed in the Agreement and Plan of Reorganization is fair to the minority shareholders of Southern Security Life Insurance Company from a financial point of view, assuming that the transaction is consummated as proposed at a common share price of $3.84 per share, and that the minority shareholders are receiving adequate consideration in the transaction in exchange for the sale of their common stock.

     Stockholders of Southern Security Life Insurance Company who do not vote in favor of the Agreement and Plan of Reorganization and who follow certain procedures have the right to dissent from, and obtain payment for, their shares in the event of the consummation of the proposed merger. Any stockholder who wishes to dissent and demand payment for his shares in the event of consummation of the Agreement and Plan of Reorganization must comply with the requirements and procedures under the Florida Business Corporation Act regarding rights of dissenting stockholders.

ITEM 7.  Financial Statements and Exhibits

         (c)  Exhibits

     10.1 Agreement  and Plan of  Reorganization  among  Security  National Life
          Insurance Company, SSLIC Holding Company and Southern Security Life Insurance Company.

                      AGREEMENT AND PLAN OF REORGANIZATION



                                  By and among



                    SECURITY NATIONAL LIFE INSURANCE COMPANY,

                              SSLIC HOLDING COMPANY

                                       and

                    SOUTHERN SECURITY LIFE INSURANCE COMPANY











                                 August 25, 2004



                                TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS                                                       1
         1.1      Certain Terms Defined                                     1

ARTICLE 2 AGREEMENT TO MERGE, ETC                                           3
         2.1      Agreement to Merge                                        3
         2.2      Payment to Holders of SSLIC Common                        3
         2.3      Delivery of Cash for Certificates of SSLIC Common         4
         2.4      The Closing                                               4
         2.5      Dissenting Shareholders                                   5
         2.6      Surviving Corporation                                     5
         2.7      Covenants, Agreements, Etc. as Conditions                 5
         2.8      Effectiveness of Merger                                   5

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SSLIC                           5
         3.1      Subsidiaries, Joint Ventures, Etc                         5
         3.2      Organization and Qualification, Etc                       6
         3.3      Articles of Incorporation and Bylaws                      6
         3.4      Capital Stock                                             6
         3.5      Officers and Directors; Financial Institution
                  Accounts, Etc                                             6
         3.6      Litigation                                                6
         3.7      Minute Books, Etc                                         7
         3.8      Authorization of Agreement                                7
         3.9      No Conflict with Other Interests                          7
         3.10     Tax Returns                                               7
         3.11     Software Programs, Patents, Trademarks, Service
                  marks, and Copyrights                                     8
         3.12     Compliance with Law                                       8
         3.13     Employee Benefit Plans                                    8
         3.14     Labor                                                     9
         3.15     State Admissions                                          9
         3.16     Financial Statements                                      9
         3.17     Absence of Contracts, Agreements, and Plans               9
         3.18     No Adverse Change                                        10
         3.19     Casualties                                               10
         3.20     Limitations on SSLIC                                     10
         3.21     Accounts, Notes, and Advances Receivable                 11
         3.22     No Undisclosed Liabilities or Agreements                 11
         3.23     Disclosure                                               12
         3.24     Title to Properties; Liens; Conditions of Properties     12
         3.25     No Liability for Finders' or Financial Advisory Fees     12
         3.26     Environmental Matters                                    12
         3.27     Information Set Forth in Any Schedule                    13
         3.28     SEC Documents                                            13





ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF SECURITY NATIONAL LIFE         13
         4.1      Organization and Qualification, Etc                      13
         4.2      Authority                                                14
         4.3      Valid and Binding Obligations                            14
         4.4      No Violation of Articles of Incorporation, Etc           14
         4.5      Authorization of Agreement                               14
         4.6.     No Conflict with Other Interests                         14
         4.7.     Financial Statements                                     14
         4.8      Disclosure                                               15
         4.9      SEC Documents                                            15
         4.10     SSLIC Holding                                            15

ARTICLE 5 CONDUCT OF THE BUSINESS OF SSLIC PENDING THE MERGER              15
         5.1      Conduct Business in Ordinary Course                      15
         5.2      No Change in Articles or Bylaws                          15
         5.3      No Change in Capitalization                              15
         5.4      No Dividends                                             15
         5.5      No Change in Compensation                                15
         5.6      No Contract Not in Ordinary Course                       16
         5.7      No Changes in Personnel or Financial Institutions        16
         5.8      Maintenance of Property                                  16
         5.9      Insurance                                                16
         5.10     Business Intact                                          16
         5.11     No Capital Contributions                                 16
         5.12     Representations and Warranties                           16
         5.13     Necessary Action                                         16
         5.14     Best Efforts to Satisfy Conditions                       16
         5.15     Inconsistent Activities                                  16
         5.16     Access to Properties, Files, Etc                         17
         5.17     Correspondence with Regulators                           17
         5.18     Hart-Scott-Rodino Filing                                 17

ARTICLE 6 APPROVALS NEEDED FOR MERGER                                      17
         6.1      Hart-Scott-Rodino Antitrust Improvements Act of 1976     17

ARTICLE 7 CONDITIONS                                                       18
         7.1      Conditions Precedent to Obligations of
                  Security National Life                                   18
         7.2      Conditions Precedent to Obligations of SSLIC             19

ARTICLE 8 ACCESS TO INFORMATION                                            21
         8.1      Pre-Closing Access by SSLIC                              21
         8.2      Access to Accountant's Records by SSLIC                  21
         8.3      Post-Merger Access by SSLIC                              21





ARTICLE 9 INDEMNIFICATION                                                  21
         9.1      Indemnification by SSLIC                                 21
         9.2      Indemnification by Security National Life                21
         9.3      Survival of Obligation to Indemnify                      21
         9.4      Notice and Procedure                                     22
         9.5      Third Party Claims                                       22
         9.6      Limitation on Indemnification Obligations                22
         9.7      Indemnification as Exclusive Remedy                      23
         9.8      No Consequential Damages                                 23

ARTICLE 10 MISCELLANEOUS                                                   23
         10.1     Termination; Expenses                                    23
         10.2     Rights of Third Parties                                  23
         10.3     Survival of Representations and Warranties; Indemnities  23
         10.4     Prior Agreements; Modifications                          24
         10.5     Captions and Table of Contents                           24
         10.6     Governing Law                                            24
         10.7     Counterparts                                             24
         10.8     Severability                                             24
         10.9     Notices                                                  24
         10.10    Waiver                                                   25
         10.11    Definition of SSLIC's Knowledge                          25
         10.12    Definition of Security National Life's Knowledge         25
         10.13    Attorney's Fees                                          25
         10.14    Consent to Jurisdiction                                  25
         10.15    Cross References                                         25

                                     ANNEXES
Annex I           Agreement of Merger
Annex II Escrow Agreement

                                    SCHEDULES
                (with page number where first mentioned in text)

                                                                          Page
Schedule 2.6               Surviving Corporation                            5

Schedule 3.4               SSLIC Shareholders                               6

Schedule 3.5               SSLIC Officers, Directors, Employees, Financial
                           Institution Accounts, Safety Deposit Boxes,
                           Powers of Attorney, and Shareholders             6





Schedule 3.6               SSLIC Litigation                                 6
Schedule 3.10A             SSLIC Tax Returns                                7
Schedule 3.10B             Taxes Not Reflected on SSLIC's Balance Sheet     8
Schedule 3.11              SSLIC Patents, Trademarks, Servicemarks, and
                           Copyrights                                       8
Schedule 3.13              SSLIC Employee Benefit Plans; Employment
                           Contracts                                        8
Schedule 3.15              States Where SSLIC Admitted or Qualified         9
Schedule 3.16              SSLIC Financial Statements                       9
Schedule 3.17              SSLIC Contracts, Agreements, and Plans           9
Schedule 3.20              Certain Occurrences Since June 30, 2004         10
Schedule 3.24A             SSLIC Real Estate Owned and Leased              12
Schedule 3.24B             SSLIC Fixed Assets                              12
Schedule 4.7               Security National Life Financial Statements     14
Schedule 5.11              SSLIC Indebtedness                              16
Schedule 10.11             List of SSLIC Individuals for "Knowledge"
                           Purposes                                        25


                      AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into this 25th day of August, 2004, by and among SECURITY NATIONAL LIFE INSURANCE COMPANY, a Utah corporation and wholly owned subsidiary of Security National Financial Corporation ("Security National Life"), SSLIC HOLDING COMPANY, a Utah corporation and wholly owned subsidiary of Security National Life (" SSLIC Holding") and SOUTHERN SECURITY LIFE INSURANCE COMPANY, a Florida corporation ("SSLIC") (Security National Life, SSLIC Holding, and SSLIC collectively, the "Parties").

                                   WITNESSETH:

     WHEREAS, the Parties desire upon the terms and subject to the conditions herein set forth to enter into an agreement and plan of reorganization providing for the merger of SSLIC Holding with and into SSLIC which merger, if consummated, would result in (i) SSLIC becoming a wholly-owned subsidiary of Security National Life and (ii) the shareholders of SSLIC (except for Security National Life and SSLIC Holding) becoming entitled to receive cash for their shares of SSLIC Common; and

     WHEREAS, the Parties desire to enter into such an agreement and plan of reorganization, and each of the Parties is prepared to make the representations, warranties, and agreements set forth below.

     NOW, THEREFORE, in order to consummate the transactions set forth above and in consideration of the mutual covenants, agreements, representations, and warranties herein contained, the Parties, intending to be legally bound, agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

1.1 Certain Terms Defined. The terms defined in this Section 1.1 shall for all purposes of this Agreement have the meanings herein specified, unless the context expressly or by necessary implication otherwise requires:

     (a) "Agreement" shall mean this Agreement by and among Security National Life, SSLIC Holding and SSLIC as originally executed and delivered or, if amended or supplemented, as so amended or supplemented;

     (b) "Closing" shall have the meaning specified in Section 2.4;

     (c) "Closing Date" shall have the meaning specified in Section 2.4;

     (d) "Disbursing Agent" shall mean the law firm of Mackey Price Thompson & Ostler;

     (e) "Effective Time of the Merger" shall mean the date for the effectiveness of the Merger as specified in the Articles of Merger filed with the Department of State of the State of Florida and the Articles of Merger filed with the Division of Corporations and Commercial Code of the State of Utah or if no date is specified therein, the later of the time (i} at which Articles of Merger are filed with the Division of Corporations and Commercial Code of the State of Utah and (ii) at which Articles of Merger are filed with the Department of State of the State of Florida;

     (f) "Employee Benefit Plans" shall have the meaning specified in Section 3.13;

     (g) "Escrow Account" shall mean the account maintained at the Disbursing Agent pursuant to the Escrow Agreement into which Security National Life shall deposit the Merger Consideration as provided in Section 2.2(c);

     (h)  "Escrow  Agreement"  shall mean the  Agreement  referenced  in Section
2.2(b);

     (i) "GAAP" shall mean accounting principles generally accepted in the United States of America;

     (j) "IRC" means the Internal Revenue Code of 1986, as amended (including any subsequent statute);

     (k) "Material" when used in "materially adverse" or "material adverse change", shall be deemed to mean an effect or variance with respect to SSLIC, or Security National Life, as appropriate, the magnitude of which would result in an after tax net effect or variance of Twenty-Five Thousand Dollars ($25,000) or more, whether individually or in the aggregate;

     (l) "Merger" shall mean the merger of SSLIC Holding into SSLIC contemplated by this Agreement and the Plan of Merger;

     (m) "Merger Consideration" shall have the meaning specified in Section 2.2(a);

     (n) "Parties" shall have the meaning specified in the first paragraph of this Agreement;

     (o) "Per Share Amount" shall have the meaning specified in Section 2.2(a);

     (p) "Permitted Liens" shall mean as of any given time:

          (i) liens and charges for then current state, county, city, school, water, public utility, district, or other municipal taxes, levies, or assessments not then due and payable or which remain payable without loss of discount, interest, or penalty or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been set aside on the books of SSLIC; and

          (ii) easements, rights of way, rights of lessees under leases, installations of public utilities, title exceptions and reservations, reservations in land patents, access and other restrictions, zoning ordinances, and other encumbrances, none of which individually or in the aggregate materially interferes with SSLIC's use of the properties subject thereto in the ordinary course of its businesses;

     (q) "Plan of Merger" shall mean the Agreement of Merger between Security National Life, SSLIC Holding and SSLIC pursuant to which SSLIC Holding will be merged into SSLIC, which Agreement of Merger shall be substantially in the form attached hereto as Annex I;

     (r) "SSLIC" shall have the meaning specified in the first paragraph of this Agreement;

     (s) "SSLIC  Unaudited  Balance  Sheet" shall have the meaning  specified in
Section 3.16;

     (t) "SSLIC Common" shall mean the shares of Common Stock, par value $1.00 per share, of SSLIC, and any reference to a share thereof shall include a fractional share thereof on a proportionate basis;

     (u) "SSLIC  Financial  Statements"  shall  have the  meaning  specified  in
Section 3.16;

     (v) "SSLIC Fixed Assets" shall have the meaning  specified in clause (a) of
Section 3.24;

     (w) "SSLIC Holding" shall have the meaning specified in the first paragraph of this Agreement;

     (x) "SSLIC June 30, 2004, Unaudited Financial Statements" shall have the meaning specified in Section 3.16;

     (y) "Schedule" shall mean any one of the schedules delivered by the Parties pursuant to this Agreement Articles 3, 4, 5 or 10 and identified and initialed as such by an officer of the Party delivering such Schedule;

     (z) "Security National Life" shall have the meaning specified in the first paragraph of this Agreement;

     (aa) "Security National Life Unaudited Balance Sheet" shall have the meaning specified in Section 4.9;

     (bb) "Security National Life Financial Statements" shall have the meaning specified in Section 4.7;

     (cc) "Security National Life June 30, 2004, Unaudited Financial Statements" shall have the meaning specified in Section 4.7;

     (dd) "Surviving Corporation" shall mean SSLIC, with and into which SSLIC Holding shall have been merged in accordance with the Plan of Merger and applicable law.

                                    ARTICLE 2

                            AGREEMENT TO MERGE, ETC.

2.1 Agreement to Merge. In accordance with the provisions of Section 16-10a-I 101 et seq. of the Utah Revised Business Corporation Act and Section 607.0101 et seq. of the Florida Business Corporation Act, at the Effective Time of the Merger, SSLIC Holding shall be merged with and into SSLIC upon the terms set forth in the Plan of Merger. Pursuant to such Merger:

     (a) The separate existence of SSLIC Holding shall cease in accordance with the provisions of Section 16-10a-1106 of the Utah Revised Business Corporation Act and Section 607.1106 et seq. of the Florida Business Corporation Act.

     (b) SSLIC will be the Surviving Corporation in the Merger and will continue to be governed by the laws of the State of Florida, and the separate corporate existence of SSLIC and all of its rights, privileges, immunities, and franchises, public or private, and all of its duties and liabilities as a corporation organized under the laws of the State of Florida, will continue unaffected by the Merger.

     (c) The shares of SSLIC Common owned by SSLIC's shareholders (except for the shares of SSLIC Common owned by Security National Life and SSLIC) immediately prior to the Effective Time of the Merger shall be exchanged for cash in accordance with the terms and provisions of this Agreement and the Plan of Merger and Section 2.2(a) hereof.

     (d) The shares of SSLIC Holding Company owned by Security National Life immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of Security National Life, automatically be converted into SSLIC Common so that, following such conversion, SSLIC shall be a wholly owned subsidiary of Security National Life.

2.2 Payment to Holders of SSLIC Common.

     (a) The total amount of cash to be paid by Security National Life to the holders of SSLIC Common (except for Security National Life and SSLIC Holding), holding an aggregate of 490,816 shares of SSLIC Common, pro rata to their respective share ownership, shall be $3.84 per share of SSLIC Common (the "Per Share Amount"), or an aggregate amount of One Million Eight Hundred Eighty-four Thousand Seven Hundred Thirty-three and 44/100 Dollars ($1,884,733.44), subject to adjustment as described below (such amount as adjusted, the "Merger Consideration"). The 490,816 shares of SSLIC Common that Security National Life has agreed to purchase from the holders of SSLIC Common represent 23.3% of the outstanding shares of SSLIC Common, or all of the outstanding shares of SSLIC Common, except for the shares of SSLIC Common held by Security National Life and SSLIC Holding. The Merger Consideration shall be provided by Security National Life through SSLIC Holding and by virtue of SSLIC Holding's merger with and into SSLIC. Each share of SSLIC Common issued and outstanding immediately prior to the Effective Time of the Merger (except for the shares of SSLIC Common held by Security National Life and SSLIC Holding) shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be canceled and converted into the right to receive cash in an amount equal to the Per Share Amount. Each holder of a share or shares of SSLIC Common immediately prior to the Effective Time of the Merger (except for the shares of SSLIC Common held by Security National Life and SSLIC Holding) shall by virtue of the Merger and without any action on the part of such holder cease being a shareholder of SSLIC and automatically receive cash in an amount equal to the number of shares of SSLIC Common held of record by such holder at such time multiplied by the Per Share Amount. Rights of dissenting shareholders are described in Section 2.5.

     (b) Upon the execution and delivery of this Agreement, (i) Security National Life, SSLIC Holding, SSLIC, and the Disbursing Agent shall execute and deliver the Escrow Agreement in the form attached hereto as Annex II.

     (c) The Merger Consideration shall be delivered to the Disbursing Agent as follows:

          (i) No later than 10:00 a.m. (Mountain Standard Time) on the Closing Date, Security National Life and SSLIC Holding shall deliver the Merger Consideration to the Disbursing Agent.

          (ii) Promptly after the Effective Time of the Merger, and in accordance with Section 2.3 hereof, the Disbursing Agent shall deliver to the holders of SSLIC Common at the Effective Time of the Merger, the Merger Consideration in the proportion set forth in Section 2.2(a) hereof.

2.3 Delivery of Cash for Certificates of SSLIC Common. All deliveries of Merger Consideration to be made to the shareholders of SSLIC Common shall be made by delivery of cash by the Disbursing Agent to each holder of SSLIC Common or its designated agent or transferee. After the Effective Time of the Merger, there shall be no further registry of transfers in respect of SSLIC Common. Promptly after the Effective Time of the Merger, Security National Life will cause the Disbursing Agent to send a notice and a transmittal form to each holder of record of SSLIC Common immediately prior to the Effective Time of the Merger advising such holders of the terms of the Merger Consideration to be effected in connection with the Merger, the procedure for surrendering certificates for SSLIC Common to the Disbursing Agent, and the procedure for delivery to such shareholders of the amount of cash to which such holder is entitled pursuant to the terms hereof and the Plan of Merger. If any such cash is to be delivered to a name other than that in which the stock certificate is registered, the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person requesting such cash shall pay to the Disbursing Agent any transfer or other fees required by reason of the delivery to any name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Disbursing Agent that such fee has been paid or is not applicable.

2.4 The Closing. The execution and delivery by Security National Life, SSLIC Holding and SSLIC of the various instruments and documents which this Agreement contemplates, all of which shall take place prior to the Effective Time of the Merger, shall constitute the "Closing". The Closing shall take place, at the offices of Security National Life, 5300 South 360 West, Suite 250, Salt Lake City, Utah 84123, or at such other place as Security National Life, SSLIC Holding and SSLIC shall otherwise agree in writing, at 10:00 a.m. (Mountain Standard Time), on a day (the "Closing Date") within five business days after the last to occur of either (i) approval of the Merger by the SSLIC shareholders or (ii) the obtaining of the last of the approvals referred to in Article 7, provided that all other conditions to closing have been met or waived. If SSLIC, SSLIC Holding and Security National Life cannot agree on the Closing Date, it shall take place on the fifth such business day. In the event that any condition precedent to a party's obligation to close hereunder and under the Plan of Merger is not satisfied or fulfilled at or as of the Closing, and the party with the right to do so has not waived compliance therewith, the Closing shall be postponed until such later time as such condition precedent shall have been satisfied or such waiver shall have been given, or the parties shall otherwise mutually agree.

As promptly as possible following the Closing, a fully-executed and verified Articles of Merger meeting the requirements of Section 16-10a-1105 of the Utah Revised Business Corporation Act and a fully-executed and verified Certificate of Merger meeting the requirements of Section 607.1109 of the Florida Business Corporation Act shall be delivered for filing to the Office of the Division of Corporations and Commercial Code of the State of Utah and the Department of State of the State of Florida, respectively.

2.5 Dissenting Shareholders. The duties and rights of a dissenting shareholder of SSLIC Common, as well as the duties and rights of the Surviving Corporation shall be as provided in the Utah Revised Business Corporation Act and the Florida Business Corporation Act. If any such shareholder shall not perfect his rights as a dissenting shareholder under Section 607.1302 et seq. of the Florida Business Corporation Act, or such shareholder shall thereafter withdraw such election or otherwise become bound by the provisions of this Agreement and the Plan of Merger pursuant to the Florida Business Corporation Act, the amount of cash delivered to the Disbursing Agent with respect to such shareholder shall be delivered by the Disbursing Agent to such shareholder in exchange for the certificates representing such shareholder's shares of SSLIC Common. If any such shareholder thereafter receives payment for such shareholder's shares as provided in the Florida Business Corporation Act, the Disbursing Agent shall return to the Surviving Corporation cash which the Disbursing Agent had been holding as due to such shareholder pursuant to this Agreement and the Plan of Merger.

2.6  Surviving  Corporation.  Except as  provided  otherwise  in  Schedule  2.6:
---------------------

     (a) The Articles of Incorporation of SSLIC as in effect immediately prior to the Effective Time of the Merger shall be the Articles of Incorporation of the Surviving Corporation after the Effective Time.

     (b) The Bylaws of SSLIC as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation after the Effective Time.

     (c) From and after the Effective Time, the Board of Directors and officers of Security National Life shall be the Board of Directors and officers of the Surviving Corporation.

2.7 Covenants, Agreements, Etc. as Conditions. The material performance of all covenants and agreements, and the material accuracy of all representations and warranties made herein by Security National Life, SSLIC Holding and SSLIC are conditions to the obligations of Security National Life, SSLIC Holding and SSLIC, respectively, and it shall be the obligation of each party, prior to or at the time of Closing, to show to the reasonable satisfaction of the other parties that all such covenants and agreements have been complied with, and that the representations and warranties contained herein comply with Sections 8.1 and 8.2, and the failure of a party to do so shall be a breach of and a failure to meet such conditions to the performance hereof by the other parties.

2.8 Effectiveness of Merger. The Merger shall become effective at the Effective Time of the Merger.

                                    ARTICLE 3

                     REPRESENTATIONS AND WARRANTIES OF SSLIC

     SSLIC represents and warrants to Security National Life and SSLIC Holding that, subject to such exceptions as are disclosed in the Annexes and Schedules:

3.1 Subsidiaries. Joint Ventures, Etc. SSLIC has no subsidiaries. SSLIC does not own, directly or indirectly, any of the outstanding capital stock of any corporation or an interest in any partnership, joint venture, or other enterprise, other than any securities held for investment purposes in the ordinary course of business.

3.2  Organization and Qualification, Etc. SSLIC:
     ------------------------------------------

          (i) is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida, with full corporate power and corporate authority to own or hold under lease its properties and assets and to carry on its business as presently conducted under the laws of such state and under its articles of incorporation;

          (ii) is duly qualified and in good standing as a foreign corporation in each jurisdiction where such qualification is necessary for the conduct of its business and failure to qualify would have a material adverse effect on its business or financial condition; and

          (iii) has all licenses, permits, authorizations, and approvals necessary to own or lease its properties and assets and to carry on its business as presently conducted where the failure to secure such licenses, permits, authorizations and approvals would have a material adverse effect on its business or financial condition;

3.3 Articles of Incorporation and Bylaws. The copies of SSLIC's Articles of Incorporation (certified by the Department of State of Florida) and Bylaws (certified by the secretary or an assistant secretary of SSLIC), both as amended to date, which have been furnished to Security National Life are true, correct, and complete and are in full force and effect on the date hereof.

3.4 Capital Stock. The authorized capital stock of SSLIC consists of 3,000,000 shares of SSLIC Common, par value $1.00 per share, of which as of the date hereof, 2,105,235 shares are validly issued and outstanding, fully paid and non-assessable. The current shareholders of SSLIC and the number of shares held by each such shareholder are set forth in Schedule 3.4. SSLIC has not entered into or is bound by any agreement to issue or sell additional shares of its capital stock or securities convertible into or exchangeable for such capital stock, nor has it granted or is there outstanding any other option, warrant, right, call, or commitment of any character relating to its authorized and unissued capital stock, and there are no outstanding securities or other instruments convertible into or exchangeable for shares of such capital stock.

3.5 Officers and Directors; Financial Institution Accounts, Etc. Schedule 3.5 delivered to Security National Life contains true, correct, and complete lists of:

     (a) the names of all of SSLIC's officers and directors;

     (b) the names and job descriptions of the three highest paid employees of SSLIC for the fiscal year ended December 31, 2003, together with a statement of the full amount of compensation accrued for each such person in respect of such year and a summary of the basis on which each such person is compensated, if such basis is other than a fixed salary rate;

     (c) the name of each financial institution in which SSLIC has an account or safety deposit box, the name in which the account or box is held and the names of all persons authorized to draw checks thereon or to have access thereto; and

     (d) the names of all persons holding powers of attorney from SSLIC and a summary statement of the terms thereof.

3.6 Litigation. Except as disclosed in Schedule 3.6, there is no action, suit, proceeding, or claim and no investigation by any governmental agency pending, or to the knowledge of SSLIC threatened, against SSLIC, or the assets or business of SSLIC, which if determined adversely would require payment by SSLIC of damages greater than $25,000 or which has or may reasonably be expected in the future to have a material adverse effect on the assets, liabilities, financial condition, or results of operations of SSLIC. There is no action, suit, proceeding, claim, or investigation pending or, to the knowledge of SSLIC, threatened against or affecting the transactions contemplated by this Agreement and the Plan of Merger. There is no outstanding, and to the best of the knowledge of SSLIC, any threatened, order, writ, injunction, or decree of any court, government, or governmental agency against SSLIC, which has or may have a material adverse effect on the assets, liabilities, financial condition, or results of operations of SSLIC.

3.7 Minute Books, Etc. The minute books of SSLIC contain full and complete minutes of all annual, special, and other meetings (or written consents in lieu thereof) of the directors and committees of directors and shareholders of SSLIC; to SSLIC's knowledge, the signatures thereon are the true signatures of the persons purporting to have signed them; the stock ledgers of SSLIC are complete and all documentary stamp taxes, if any, required in connection with the issuance or transfer of the outstanding shares of SSLIC Common have been paid.

3.8 Authorization of Agreement. The Board of Directors of SSLIC has duly approved this Agreement and the Plan of Merger and the transactions contemplated hereby and thereby and has duly authorized the execution and delivery by SSLIC of this Agreement, the Plan of Merger and the Escrow Agreement, subject to the requisite approval by the holders of SSLIC Common. Subject to the requisite approval of the holders of SSLIC Common, and subject to any requisite approval of regulatory authorities having jurisdiction with respect to the transactions contemplated by this Agreement, SSLIC has full power and authority to enter into this Agreement and perform its obligations hereunder and to enter into the Plan of Merger and the Escrow Agreement and perform its obligations thereunder. This Agreement constitutes, and the Plan of Merger and the Escrow Agreement will constitute, valid, and legally binding obligations of SSLIC enforceable against SSLIC in accordance with their respective terms subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and to roles of law governing specific performance, injunctive relief or other equitable remedies; and this Agreement and the Plan of Merger and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby have, or will have prior to the Closing Date, been duly authorized and approved and adopted by or on behalf of SSLIC by all requisite corporate action.

3.9 No Conflict with Other Interests. Neither the execution and delivery of this Agreement or the Plan of Merger nor the consummation of the transactions contemplated hereby or thereby will conflict with, violate, or constitute a material default under or accelerate or permit the acceleration of the performance required by, any provision of the Articles of Incorporation or Bylaws of SSLIC or any agreement or instrument to which SSLIC is a party or by which SSLIC or its properties may be bound or affected or any order, judicial or administrative award, judgment, or decree, or to SSLIC's knowledge, any law, to which SSLIC is a party or by which SSLIC's properties may be bound or affected or result in the creation or imposition of any lien, charge, pledge, security interest, or other encumbrance upon any of its properties. To SSLIC's knowledge, no consents, waivers, approvals, authorizations, or orders other than the approval of the shareholders of SSLIC and the regulatory authorities listed in
Section 7.1 are necessary for the authorization, execution, and delivery of this Agreement and the Plan of Merger by SSLIC and the consummation of the transactions contemplated herein and therein except for (i) such consents, approvals or filings as may be required under applicable securities laws and
(ii) the filing of Articles of Merger and a Certificate of Merger with the Division of Corporations and Commercial Code of Utah and the Department of State of Florida.

3.10 Tax Returns. Except as disclosed on Schedule 3.10A, SSLIC has filed all necessary Federal, state, and local income, premium, property, sales and use, capital stock, and franchise tax returns, and all necessary reports and returns for all other taxes due to the Federal, state, and local governments, and complete and correct copies thereof have been furnished (with respect to the Federal returns) or made available (with respect to the other returns) to Security National Life for the three years ended December 31, 2003. SSLIC has paid all taxes (whether or not shown to be owing on said returns), and all assessments of taxes received by each of them have been paid in full. All such tax returns were correct and complete in all respects. To the best of its knowledge after due inquiry, SSLIC has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of IRC ss.6662. The Federal income tax returns of SSLIC for the three years ended December 31, 2003 have never been audited by the Internal Revenue Service. There are no other pending tax examinations or tax claims, nor any basis for any tax claim against SSLIC. There are no waivers of statutes of limitation in effect in respect of any taxes for SSLIC. Except as disclosed in Schedule 3.10A, no claim has ever been made by an authority in a jurisdiction where SSLIC does not file returns that it is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of SSLIC that arose in connection with any failure (or alleged failure) to pay any tax. All taxes not yet due but which are accruable have been fully accrued on the books of SSLIC (in accordance with sound accounting practice) or full reserves have been established therefore (in accordance with sound accounting practice) and are reflected in SSLIC's balance sheets as of June 30, 2004, delivered to Security National Life pursuant to
Section 3.16 (except as set forth in Schedule 3.10B delivered or to be delivered to Security National Life hereto). The unpaid taxes of SSLIC do not exceed those reserves as adjusted for the passage of time through the Effective Time of the Merger in accordance with the past custom and practice of SSLIC in filing its tax returns. SSLIC has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. SSLIC has never filed a consent under IRC Section 341(f) (relating to collapsible corporations). SSLIC is not a party to any tax allocation or sharing agreement. SSLIC has not been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was SSLIC) or does not have any liability for the taxes of any person (other than any of SSLIC) under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

3.11 Software Programs, Patents, Trademarks, Servicemarks, and Copyrights. Except as indicated on Schedule 3.11 delivered to Security National Life, all software programs, patents, trade names, trademarks or servicemarks, or service names (whether registered or unregistered) and copyrights or applications for any thereof owned by, licensed to, or used by SSLIC are valid and subsisting and are listed in Schedule 3.11. SSLIC has not licensed any third party to use any software program, patent, trademark, servicemark, know-how, or copyright. Except as set forth in Schedule 3.11, to SSLIC's knowledge, there are no claims or demands of any person pertaining to any software programs, patents, know-how, patent applications, trademarks, trademark applications, servicemark or service name applications, or copyrights owned by or licensed to SSLIC; no proceedings have been instituted or are pending or to SSLIC's knowledge, threatened which challenge the rights of SSLIC in respect thereto; and to SSLIC's knowledge, the practice or use by SSLIC of any software program, patent, trademark, servicemark, or copyright, or any process utilized by or any product produced by SSLIC, does not infringe (nor is it infringed by) any software program, patent, trademark, servicemark, or copyright owned by a third party (nor is it subject to any outstanding order, decree, judgment or stipulation). There are no pending, nor to SSLIC's knowledge any threatened, claims, demands, or proceedings charging SSLIC with infringement of or making any other claim with respect to any software program, patent, trademark, trade name, servicemark or service name, copyright, or license. There is no (a) unexpired, valid patent on products or processes of SSLIC in creating such products and which SSLIC not entitled to use or (b) patent or application therefore or invention which would adversely affect any product, apparatus, method, process, or design of SSLIC. No officer, director, or employee of SSLIC has an interest in any software program, patent, patent application, trademark, trademark application, servicemark, servicemark application, trade name, or copyright of SSLIC.

3.12 Compliance with Law. SSLIC in the conduct of its business is in compliance with all laws, regulations, and orders of any governmental entity affecting the business of SSLIC presently enacted and in force with respect to which the failure to comply would have a material adverse effect on SSLIC. To SSLIC's knowledge, there is no pending or threatened change of any such law, regulation, or order which might materially adversely affect the assets, liabilities, financial condition, or results of operations of SSLIC taken as a whole. SSLIC has not been charged with violating, nor to SSLIC's knowledge, threatened with a charge of violating, nor to SSLIC's knowledge is it under investigation with respect to a possible violation of, any provision of any Federal, state, or local law or administrative ruling or regulation relating to any aspect of its business.

3.13 Employee Benefit Plans. Except as shown in Schedule 3.13 delivered to Security National Life, SSLIC is not a party to any pension, retirement, stock purchase, savings, profit-sharing, deferred compensation, or collective bargaining agreement, group insurance contracts, or any other incentive, welfare, or employee benefit plans (collectively the "Employee Benefit Plans") under which employees of SSLIC participate or have the right to receive benefits. SSLIC is not, nor will it from the date hereof through the Effective Time of the Merger be, in (a) violation of any applicable Federal, state, or local laws or regulations relating to the Employee Benefit Plans or (b) default of any of its obligations with respect to the Employee Benefit Plans with respect to which such violation or default would have a material adverse effect on SSLIC. SSLIC shall not amend or terminate any of the Employee Benefit Plans without the prior written consent of Security National Life. Furthermore, SSLIC shall not make any contributions under the Employee Benefit Plans other than those required by the terms of the Employee Benefit Plans without the prior written consent of Security National Life. Each Employee Benefit Plan has been consistently maintained and administered in accordance with its terms and provisions and the requirements, including those relating to reporting and disclosure, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). All information necessary to make all required or necessary filings with the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation, and any other governmental agencies with respect to any of the Employee Benefit Plans after the Effective Time of the Merger will be made available to Security National Life in a manner that will permit Security National Life to make such filings in a timely manner. Except as set forth in
Schedule 3.13 delivered to Security National Life, SSLIC is not a party to any employment contract or agreement. The employee census for SSLIC as of July 31, 2004, as disclosed in Schedule 3.13, is true, correct, and complete as of that date and has not materially changed. SSLIC is not nor ever been a member of a "multi employer plan" as defined in ERISA.

3.14 Labor. SSLIC is not in violation of any applicable Federal, state, or local law relating to the employment of labor (including, without limitation, the provisions thereof relating to wages and hours, the payment of Social Security taxes, and equal employment opportunity) nor is SSLIC liable for any tax or penalty for failure to comply with any of the foregoing, with respect to which any violation or liability would have a material adverse effect on SSLIC. There are no suits pending or, to SSLIC's knowledge, threatened between SSLIC and any of its employees. SSLIC is not currently, nor to its knowledge since its formation has it been, involved in any labor discussions with any unit or group seeking to become the bargaining unit for any of its employees. SSLIC' s employees are not a member of any union or collective bargaining group.

3.15 State Admissions. SSLIC is duly qualified to do business and is in good standing in the states listed in Schedule 3.15. Except as set forth on Schedule 3.15, there are no proceedings pending or, to the knowledge of SSLIC threatened, which could materially adversely affect any such licenses or qualifications, nor are there any facts known to SSLIC which could result in any such material adverse effect.

3.16 Financial Statements. SSLIC has furnished to Security National Life copies of SSLIC's year-end financial statements for the years 2001 through 2003, all accompanied by reports thereon containing opinions without qualification, except as therein noted, by Tanner + Co. (collectively, the "SSLIC Financial Statements"), and unaudited balance sheets of SSLIC as of June 30, 2004, and the related unaudited statements of income and shareholders' equity for the period ended on June 30, 2004 (the "SSLIC June 30, 2004, Unaudited Financial Statements"). The SSLIC Financial Statements (including the notes thereto) present the financial condition of SSLIC, at December 31 in each of the years 2001 through 2003 and the results of its operations and other data contained therein for each of the three years then ended and have been prepared in accordance with GAAP, applied on a consistent basis (except as expressly set forth or disclosed in the notes, exhibits, or schedules thereto). The exhibits and schedules included in such SSLIC Financial Statements present the data purported to be shown thereby. The SSLIC June 30, 2004, Unaudited Financial Statements have been prepared in accordance with GAAP and present the financial position of SSLIC as of such date and the results of its operations for such period. The unaudited balance sheet of SSLIC as at June 30, 2004, included in the SSLIC June 30, 2004, Unaudited Financial Statements, is hereinafter referred to as the "SSLIC Unaudited Balance Sheet".

3.17 Absence of Contracts, Agreements, and Plans. Except for this Agreement and the Plan of Merger and the contracts, agreements, plans, and commitments specifically referred to herein, or listed in Schedule 3.17 delivered to Security National Life, SSLIC is not presently a party to or subject to any of the following, whether written or oral:

     (a) any management, consulting, or employment contract or contract for personal services which extends beyond June 30, 2004;

     (b) any plan, contract, or arrangement providing for bonuses, pensions, deferred compensation, retirement payments, profit sharing, incentive pay, stock purchase, hospitalization, medical expenses, or similar employee benefits;

     (c) any collective bargaining contract, agreement, commitment, or similar arrangement with any labor union or other similar organization;

     (d) any contracts, commitments, or agreements for capital expenditures which will involve expenditure after the date hereof of more than $5,000 in the aggregate for items of like kind;

     (e) any contract or agreement not made in the ordinary course of business except as permitted by Section 3.20(j);

     (f) any contract  extending  beyond June 30,  2004,  except as permitted by
Section 3.20(j);

     (g) any contract or agreement containing covenants not to compete in any line of business;

     (h) any contract, agreement, arrangement, or understanding upon which any part of the business of SSLIC is materially dependent or which materially affects the assets, liabilities, financial condition, or results of operations of SSLIC; or

     (i)  any  license,  franchise,   distributorship,   dealer,  manufacturer's
representative, sales agency, or advertising agreement.

3.18 No Adverse Change. Since June 30, 2004, there has been no change in the assets, liabilities, financial condition, or results of operations of SSLIC except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse. Since June 30, 2004, SSLIC has not experienced any labor trouble, strike, stoppage, or any other occurrence which would materially adversely affect its assets, liabilities, financial condition, or results of operations.

3.19 Casualties. Since June 30, 2004, the assets, liabilities, financial condition, and results of operations of SSLIC has not been materially adversely affected in any way (whether or not covered by insurance) as the result of fire, explosion, earthquake, hurricane, accident, labor trouble, requisition, or taking of property by any government or any agency of any government, flood, windstorm, embargo, riot, or act of God or the public enemy or any other casualty or similar event.

3.20 Limitations on SSLIC. Except for the matters listed on Schedule 3.20, since June 30, 2004, there has not been:

     (a) material change in the business or operations of SSLIC or the manner of conduct of its business or operations other than changes in the ordinary course of business, none of which has had a material adverse effect on its businesses or operations considered as a whole;

     (b) Any change in the Articles of Incorporation or Bylaws of SSLIC, or any amendment to any material agreement, contract, or license to which SSLIC is a party or by which it is bound;

     (c) Any issuance by SSLIC of any capital stock, bonds, debentures, notes, or other corporate securities or any option, warrant, or right to purchase any thereof;

     (d) Any declaration, setting aside, or payment of any dividend or any other distribution on or in respect of any shares of capital stock, or any direct or indirect redemption, retirement, purchase, or other acquisition by SSLIC of any shares of capital stock or convertible securities of any of them;

     (e) Any waiver by SSLIC of any right or rights of material value or any payment, direct or indirect, of any material debt, liability, or other obligation of it before the same shall become due in accordance with its terms;

     (f) Any material change in the accounting methods, practices, or policies followed by SSLIC, including but not limited to any change in depreciation or amortization policies or rates of depreciation or amortization theretofore adopted by it;

     (g) Any increase in the compensation payable or to become payable by SSLIC to any officer, director, employee, consultant or any shareholder of SSLIC or members of any of their families or any material increase in the rate of commission or other variable compensation to be paid to any person, other than increases in accordance with past practice;

     (h) Any payment of any pension, retirement, profit-sharing, or bonus payment, or other employee welfare or benefit payment, other than those required by any contract listed in Schedule 3.13 or Schedule 3.17;

     (i) Any incurring or guaranteeing of any debt, obligation, or liability for borrowed money (whether absolute or contingent and whether or not currently due and payable), except for endorsement of negotiable instruments for collection or deposit;

     (j) Entering into of any contract, agreement, arrangement, lease (as lessor or lessee), or license, whether written or oral, entered into or assumed by or on behalf of SSLIC, for more than one year or involving more than $5,000 in any single case or $25,000 in the aggregate for like items, except in accordance with past practice in the ordinary course of business;

     (k) Any merger or consolidation of or by SSLIC with any other corporation or any acquisition by SSLIC of all or any part of the stock or the business or assets of any other person, firm, association, corporation, business, or organization;

     (l) Except in accordance with past practice in the ordinary course of business, any change affecting the banking and safe deposit arrangements or powers of attorney in effect for SSLIC, any new financial institution accounts or safe deposit boxes opened for it or any new powers of attorney executed or made by it;

     (m) Any purchase or lease for a valuable consideration of any property from any officer, director, or employee of SSLIC or any member of his or her family or any entity affiliated with or controlled by any of the above;

     (n) Any sale, lease, disposition, or mortgage, pledge, or subjection to any lien or encumbrance (other than Permitted Liens) of, or any waiver of any substantial rights relating to, any material property or assets, tangible or intangible, of SSLIC other than the purchase and sale of investment securities;

     (o) Any failure by SSLIC to perform any of its obligations in any material respect or suffering or permitting any default to exist under any material contract, lease, or other arrangement to which it is a party or by which it may be bound which may result in the termination of such material contract, lease, or agreement or the imposition of material damages or penalties; or

     (p) Any occurrence of any material transaction or entry into any material agreement other than in the ordinary course of business or as specifically provided herein.

3.21 Accounts, Notes, and Advances Receivable. All accounts, notes and advances receivable of SSLIC reflected on the SSLIC Balance Sheet were at the date of the SSLIC Balance Sheet valid obligations and collectible in the ordinary course of business subject to the reserve therefore shown on the SSLIC Balance Sheet, and SSLIC has not, since June 30, 2004, changed its normal credit and collection practices.

3.22 No  Undisclosed  Liabilities  or  Agreements.  Except as  disclosed  in the
Balance Sheet or in any of the Schedules, SSLIC has not had, as of June 30, 2004, any material debts, liabilities, or obligations, whether accrued, absolute, or contingent and whether due or to become due, except to the extent set forth in or provided for on the SSLIC Balance Sheet.

3.23 Disclosure. Neither this Agreement nor any document furnished or to be furnished in connection herewith, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained therein, or herein, in the light of the circumstances under which they are made, not misleading.

3.24 Title to Properties; Liens; Conditions of Properties.

     (a) Schedule 3.24A sets forth (i) all of the land owned by, or under an agreement of sale or option to, SSLIC at the date hereof and (ii) each of the leases as to which the annualized rental obligation exceeds $5,000 per year or as to which the unexpired term exceeds one year (unless cancelable without penalty on thirty days' notice) pursuant to which SSLIC leases (as lessor or lessee) real or personal property at the date hereof. Schedule 3.24A delivered to Security National Life sets forth all the buildings, machinery, vehicles and equipment having an initial unit value of $3,000 or more ("SSLIC Fixed Assets") of SSLIC, other than real property owned or leased. Except for Permitted Liens and except for mortgages noted in the SSLIC Financial Statements or in the Schedules, SSLIC has good and marketable title in fee simple to all such real property and all such leases are valid and subsisting and it is not in default such as to give rise to cancellation, termination or a penalty thereunder. None of such SSLIC Fixed Assets, or real, leased, or other property is subject to any mortgage, pledge, lien, encumbrance, conditional sale agreement, security interest, title retention agreement, or other charge except for Permitted Liens and except as noted in the SSLIC Financial Statements or in the Schedules. There are no outstanding options or rights in any third person to acquire any of such real estate, leasehold interests, SSLIC Fixed Assets, or other property or any interest therein.

     (b) Except as otherwise specified in Schedule 3.24B:

          (i) all SSLIC Fixed Assets, taken as a whole, are in a good state of repair and operating condition (reasonable wear and tear and normal usage excepted);

          (ii) to SSLIC's knowledge, SSLIC's office building conforms in all material respects with all applicable zoning and land use laws, ordinances, and regulations and applicable deed restrictions and other applicable laws relating to health and safety, other than the Americans with Disabilities Act of 1990, and does not encroach on property of others; and

          (iii) to the knowledge of SSLIC, there is no pending or threatened change of any such zoning or land use law, ordinance, or regulation, nor any pending or threatened condemnation of any such property.

3.25 No Liability for Finders' or Financial Advisory Fees. SSLIC has not incurred any liability for brokerage fees, finders' fees, agents' commissions, financial advisory fees, or other similar forms of compensation in connection with this Agreement or any transaction contemplated hereby.

3.26 Environmental Matters.

     (a) To the  knowledge of SSLIC,  no  Hazardous  Substance  (as  hereinafter defined) has been released, discharged, deposited, emitted, leaked, spilled, poured, emptied, injected, dumped, disposed of, or otherwise placed or located on, in or under the real property and improvements described in Schedule 3.24A (the "Real Property") or any part thereof in a manner that would result in an obligation on the part of the Companies for the clean-up or removal thereof. For purposes of this Agreement, "Hazardous Substance" means any "hazardous substance" as that term is now defined in 42 U.S.C. 9601, any "extremely hazardous substance" as that term is now defined in 42 U.S.C. 11049(3), any "regulated substance" as that term is now defined in 42 U.S.C. 6991(2), or any other material now regulated under any environmental law, statute, regulation, rule, ordinance, code, license, permit, or order of the United States, or any state, or any other governing body, authority, or agency (collectively, ' "Environmental Laws"). The foregoing representation specifically excludes and is not applicable to the use, storage, and handling within the Real Property of substances customarily used in connection with normal office use provided (a) such substances are used and maintained in such quantities as are reasonably necessary for the permitted use of the Real Property in compliance with all Environmental Laws; and (b) such substances are not disposed of, released, or discharged on the Real Property, and shall be transported to and from the Real Property in compliance with all Environmental Laws.

     (b) The Real Property and its present and prior uses during SSLIC's ownership and/or occupancy comply with, and SSLIC is are not in violation of, and have not violated in connection with the conduct of its businesses, any Environmental Law. Any Hazardous Substances that have been removed by SSLIC from and disposed of off the Real Property have been handled, transported, stored, treated, and disposed of in compliance with all Environmental Laws.

     (c) Neither SSLIC nor the Real Property is subject to any obligations, liabilities, claims, judgments, orders, settlements, permits, licenses, authorizations, resolutions of disputes, writs, injunctions or decrees relating to the use, generation, treatment, storage, disposal, transportation, presence, release, discharge or emission of any Hazardous Substance at or affecting the Real Property. In addition, there are no pending, or, to the knowledge of SSLIC, threatened investigations, citations, suits, actions or other legal proceedings, or notices of violation resulting from or connected with the Real Property or SSLIC relating to the use, generation, treatment, storage, disposal, transportation, presence, release, discharge, or emission of any Hazardous Substance at or affecting the Real Property.

     (d) There are no facts or circumstances in existence known to SSLIC which may give rise to any litigation, proceedings, investigations, orders, citations, violations, notices, or liability resulting from or connected with the Real Property or SSLIC relating to the use, generation, treatment, storage, disposal, transportation, presence, release, discharge, or emission of any Hazardous Substance.

     (e) All permits, licenses, consents and authorizations necessary for full compliance with all Environmental Laws applicable to the Real Property have been obtained and are valid and in full force and effect. No such application, report, or other document or information filed with or furnished to any federal, state or local governmental body, authority or agency contains any untrue statement of material fact or omits any statement of material fact necessary to make the statement therein not misleading.

3.27 Information Set Forth in Any Schedule. Any information set forth in any Schedule, in any of the SSLIC Financial Statements or in any of the SSLIC June 30, 2004 Financial Statements shall be deemed set forth in each such Schedule.

3.28 SEC Documents. SSLIC has furnished Security National Life with a true and complete copy of the following filings with the Securities and Exchange Commission (the "SEC"): (i) its annual report on Form 10-K for the year ended December 31, 2003; and (ii) its quarterly reports on Form lO-Q for the quarters ended March 31, and June 30, 2004. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as applicable, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

                                    ARTICLE 4

            REPRESENTATIONS AND WARRANTIES OF SECURITY NATIONAL LIFE

     Security National Life represents and warrants to SSLIC that, subject to such exceptions as are disclosed in the Annexes and Schedules:

4.1 Organization and Qualification, Etc. Security National Life is duly organized, validly existing, and in good standing as a Utah corporation with corporate power and authority under the laws of the State of Utah and under its Articles of Incorporation to enter into this Agreement and perform its obligations hereunder, and to carry on its business as presently conducted.

4.2 Authority. The Board of Directors of Security National Life has duly authorized the execution and delivery by Security National Life of this Agreement, the Plan of Merger, and the Escrow Agreement (as defined below) and the transactions contemplated hereby and thereby.

4.3 Valid and Binding Obligations. Each of this Agreement, the Plan of Merger, and the Escrow Agreement has been duly authorized by Security National Life by all necessary corporate action and constitutes a valid and legally binding obligation of Security National Life in accordance with its respective terms.

4.4 No Violation of Articles of Incorporation, Etc. The execution and delivery of this Agreement, the Plan of Merger and the Escrow Agreement (as defined below) by Security National Life and the consummation of the transactions contemplated hereby and thereby are not prohibited by and will not violate any provision of, or result in a default under, the Articles of Incorporation or Bylaws of Security National Life, any contract, agreement, or other instrument to which Security National Life is a party or by which its property is bound or any regulation, order, decree, or judgment of any court or governmental agency or any law applicable to it.

4.5 Authorization of Agreement. The Board of Directors of Security National Life has duly approved this Agreement, the Plan of Merger and the Escrow Agreement, and the transactions contemplated hereby and thereby and has duly authorized the execution and delivery, by Security National Life of this Agreement, the Plan of Merger and the Escrow Agreement. No approval of this Agreement, the Plan of Merger and the Escrow Agreement is required by holders of Security National Life Common. Subject to any requisite approval of regulatory authorities having jurisdiction with respect to the transactions contemplated by this Agreement, Security National Life has full power and authority to enter into this Agreement and perform its obligations hereunder and to enter into the Plan of Merger and the Escrow Agreement.

4.6 No Conflict with Other Interests. Neither the execution and delivery of this Agreement or the Plan of Merger nor the consummation of the transactions contemplated hereby or thereby will conflict with, violate, or constitute a default under or accelerate or permit the acceleration of the performance required by, any provision of the Articles of Incorporation or Bylaws of Security National Life or any agreement or instrument to which it is a party or by which it or its properties may be bound or affected or any order, judicial or administrative award, judgment, or decree, or to Security National Life's knowledge, any law, to which it is a party or by which any of its properties may be bound or affected or result in the creation or imposition of any lien, charge, pledge, security interest, or other encumbrance upon any of its properties. To Security National Life's knowledge, no consents, waivers, approvals, authorizations, or orders other than the approval of the regulatory authorities listed in Section 7.1 are necessary for the authorization, execution, and delivery of this Agreement and the Plan of Merger by Security National Life and the consummation of the transactions contemplated herein and therein.

4.7 Financial Statements. Security National Life has furnished to SSLIC copies of the audited consolidated year-end financial statements of Security National Financial Corporation for the years 2001 through 2003, all accompanied by reports thereon containing opinions without qualification, except as therein noted, by Tanner + Co., of which the financial statements of Security National Life are part of such consolidated financial statements (the "Security National Life Financial Statements"), and unaudited consolidated balance sheets of Security National Financial Corporation as of June 30, 2004, and the related unaudited statements of income and shareholders' equity for the period ended on June 30, 2004 of which the financial statements of Security National Life are part of such financial statements (the "Security National Life June 30, 2004, Unaudited Financial Statements"). The Security National Life Financial
Statements (including the notes thereto) present the financial condition of Security National Life, at December 31 in each of the years 2001 through 2003 and the results of its operations and other data contained therein for each of the three years then ended and have been prepared in accordance with GAAP, applied on a consistent basis (except as expressly set forth or disclosed in the notes, exhibits, or schedules thereto). The exhibits and schedules included in such Security National Life Financial Statements fairly present the data purported to be shown thereby. The Security National Life June 30, 2004,
Unaudited Financial Statements have been prepared in accordance with GAAP and present the financial position of Security National Life as of such date and the results of its operations for such period. The unaudited balance sheet of Security National Life as at June 30, 2004, included in the Security National Life June 30, 2004, Unaudited Financial Statements are collectively hereinafter referred to as the "Security National Life Unaudited Balance Sheet".

4.8 Disclosure. Neither this Agreement nor any document furnished or to be furnished in connection herewith contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary to make the statements contained therein, or herein, in the light of the circumstances under which they are made, not misleading.

4.9 SEC Documents. Security National Life has furnished SSLIC with a true and complete copy of the following filings with the Securities and Exchange
Commission: (i) the annual report on Form 10-K for the year ended December 31, 2003 of Security National Financial Corporation; and (ii) the quarterly reports on Form 10-Q for the quarters ended March 31 and June 30, 2004 of Security National Financial Corporation. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as applicable, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

4.10 SSLIC Holding. SSLIC Holding was incorporated on December 16, 1998, is a wholly owned subsidiary of Security National Life, and it has no assets other than 1,207,784 shares of SSLIC Common and the Merger Consideration provided to it for purposes of completing the Merger and has no liabilities.

                                    ARTICLE 5

               CONDUCT OF THE BUSINESS OF SSLIC PENDING THE MERGER

     Except as otherwise first approved in writing by Security National Life, or as otherwise set forth in this Agreement, SSLIC covenants that from the date hereof until the Effective Time of the Merger or until this Agreement is terminated in accordance with its terms:

5.1 Conduct Business in Ordinary Course. The business of SSLIC shall be conducted only in the ordinary course, and none of the properties or assets of it shall be sold or otherwise disposed of, mortgaged, pledged, or otherwise hypothecated, except in the ordinary course of business or as otherwise contemplated by this Agreement.

5.2 No Change in Articles or Bylaws. No change shall be made in the Articles of Incorporation or Bylaws of SSLIC.


5.3 No Change in Capitalization. No change shall be made (by reclassification, subdivision, reorganization, or otherwise) in the authorized or issued capital stock of SSLIC, and no options, warrants, or rights to acquire, or securities convertible into or exchangeable for, any shares of capital stock of SSLIC shall be issued or granted.

5.4 No Dividends. No dividend or other distribution or payment shall be declared or made in respect of the outstanding shares of capital stock of SSLIC. SSLIC shall not purchase or redeem or otherwise acquire any of its shares in exchange for cash or other property or prepay any notes or other debt.

5.5 No Change in Compensation. Except for regular and customary increases in the compensation of salaried and hourly employees of SSLIC made in accordance with past practice (provided that notice of raises in excess of 5% per annum shall be given to Security National Life at least five business days prior to their effective date), no increase shall be made in the compensation payable or to become payable by SSLIC to any of its officers, employees, or agents, nor shall any bonus, pension, retirement, profit-sharing, or stock option payment, agency agreement, or other agreement or arrangement be made by any of them to or with any such person or persons, nor shall any change be made in any existing Employee Benefit Plan covering such person or persons.

5.6 No Contract Not in Ordinary Course. No contract, obligation, or commitment (excepting there from insurance policies and annuities issued by SSLIC in the ordinary course of business) shall be entered into or assumed by or on behalf of SSLIC, except normal commitments incurred in the ordinary course of business; nor any indebtedness incurred representing borrowed money or the deferred purchase price of goods or services; nor shall any material contract, obligation, or commitment be modified or amended in any material respect or terminated. The foregoing shall not prohibit the purchase or sale of investment securities in the ordinary course of business in accordance with past practice.

5.7 No Changes in  Personnel or  Financial  Institutions.  Except as provided in
Section 5.5, no change (other than as required in the ordinary course of business) shall be made affecting the personnel, agents, or attorneys-in-fact of SSLIC other than the resignations or terminations of any such persons in the ordinary course of business, and no change shall be made in the banking or safe deposit arrangements of SSLIC.

5.8 Maintenance of Property. SSLIC shall maintain its properties, taken as a whole, in good operating condition and repair.

5.9 Insurance.  SSLIC shall  continue in full force and effect,  at its expense,
(i) all present policies of casualty, property, fidelity, errors and omissions, directors' and officers', and workers' compensation insurance which have been issued to it and (ii) all bonds and/or deposits in respect of any casualty, fidelity, property, or workers' compensation risks which are self-insured.

5.10 Business Intact. SSLIC shall use its best efforts to preserve its business organization intact, to retain the services of its key officers, and of its employees, agents and consultants, and to preserve for Security National Life the good will of its agents, customers, and others having business relations with it.

5.11 No Capital Contributions. No affiliate or non-affiliate person shall make any contributions to the capital of SSLIC or repay any indebtedness owed to it other than in cash, and Schedule 5.11 sets forth all indebtedness owed to it by any of the foregoing persons which was paid since June 30, 2004. The term "affiliate" shall mean any person controlling, controlled by, or under common control with SSLIC.

5.12 Representations and Warranties. SSLIC hereby agrees that, from the date of this Agreement to the Closing Date, except as otherwise expressly permitted by this Agreement or as Security National Life may otherwise consent to in writing from time to time, SSLIC shall not engage in any activity or enter into any transaction which would be inconsistent in any material respect with any of the representations and warranties set forth in Article 3 as if such representations and warranties were made at a time subsequent to such activity or transaction and all references to the date of this Agreement were deemed to be as of such later date.

5.13 Necessary Action. As soon as practicable after the execution of this Agreement, SSLIC shall take all necessary corporate and other action and shall use its best efforts to obtain, or where appropriate assist Security National Life in obtaining, all material consents, orders, and approvals required for consummation of the transactions contemplated by this Agreement.

5.14 Best Efforts to Satisfy Conditions. SSLIC shall use its best efforts to cause all conditions in this Article 5 to be satisfied on or prior to the second business day prior to the Closing Date.

5.15 Inconsistent Activities. From the date of this Agreement, unless and until this Agreement has been terminated in accordance with Section 10.1, SSLIC shall not (i) solicit, directly or indirectly, any offer to acquire any of the SSLIC Common, or all or substantially all of the assets of any of SSLIC, whether by merger, purchase of assets, tender offer, or otherwise; or (ii) enter into any negotiations or agreements which contemplate the merger of SSLIC or the sale of any of the SSLIC Common, or all or substantially all of the assets of SSLIC to any person other than Security National Life. Nothing contained in this Section shall prohibit the management of SSLIC from advising its shareholders of any bona fide offer communicated to such management.

5.16 Access to Properties, Files, Etc. SSLIC shall from time to time or at any time from the date hereof to the Effective Time of the Merger, give or cause to be given to Security National Life, its officers, employees, agents, representatives, consultants, accountants, public accountants, and general or special counsel:

          (i) full access during normal business hours to all SSLIC's properties, accounts, books, minute books, deeds, title papers, insurance policies, licenses, agreements, contracts, commitments, tax returns, records and files of every character, equipment, machinery, fixtures, furniture, vehicles, notes and accounts payable and receivable, and data processing programs;

          (ii) the name of each financial institution in which SSLIC or the trustee or agent of any retirement, pension, or similar plan to which SSLIC is a party has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto and the name of each person holding a power of attorney from SSLIC;

          (iii) promptly upon their becoming available, one copy of each financial statement, report, notice, or proxy statement sent by SSLIC to its shareholders generally, and of each regular or periodic report and any periodic statement or written communication, other than transmittal letters (all such material being collectively referred to as "SSLIC Reports"), in respect of SSLIC Reports filed by SSLIC with, or received by any of them in connection with, SSLIC Reports from any .securities commission or department; and

          (iv) all such other information concerning the affairs of SSLIC as Security National Life may reasonably request.

SSLIC agrees that any investigation or inquiry made by Security National Life pursuant to this Section 5.16 shall not in any way affect or diminish the representations and warranties made by SSLIC in this Agreement. Security National Life agrees that any such investigation or inquiry made by it after the date hereof shall be conducted at Security National Life's sole expense and in such manner as not to interfere unreasonably in any material way with the operation of the business of SSLIC. SSLIC further agrees that from the date of this Agreement until the Effective Time of the Merger or the termination of this Agreement, Security National Life shall have the right, at Security National Life's expense, at any time during normal business hours, to locate employees, agents, representatives and/or consultants at the premises of SSLIC.

5.17 Correspondence with Regulators. SSLIC shall promptly provide Security National Life with copies of all correspondence to and from all regulatory authorities having jurisdiction with respect to SSLIC.

5.18  Hart-Scott-Rodino  Filing.  As soon as practicable  after the execution of this Agreement, SSLIC will effect all filings required, if any, by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 by reason of the transactions contemplated by this Agreement.

                                    ARTICLE 6

                           APPROVALS NEEDED FOR MERGER

     The consummation of the Merger shall be subject to the condition that the following approvals orders and regulatory requirements shall have been obtained or complied with prior to the Closing Date:

6.1 Hart-Scott-Rodino Antitrust Improvements Act of 1976. In the event that the Hart-Scott-Rodino Antitrust Improvements Act of 1976 is deemed applicable at any time prior to the Closing Date, said act and the rules and regulations thereunder shall have been fully complied with by Security National Life and SSLIC (including, without limitation, compliance with the information furnishing and waiting period requirements thereof) prior to the Closing Date or such compliance shall have been waived by the governmental agencies having authority to give such waiver prior to the Closing Date.

6.2 Regulatory Approvals. All authorization, consents, orders or approvals of, or declarations of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental entity (including, without limitation, the insurance departments of the states of Florida and Utah) necessary for the consummation of transactions contemplated by the agreement and Plan of Reorganization shall have been obtained.

                                    ARTICLE 7

                                   CONDITIONS

7.1 Conditions Precedent to Obligations of Security National Life. The obligation of Security National Life to proceed with the transactions contemplated hereby is subject to satisfaction of the following conditions unless waived in writing by SSLIC:

     (a) Receipt of Approvals. The approval and action required by Article 6 shall, if necessary, have been obtained.

     (b) Completion of Valuation Report. A valuation report on the fair market value of the minority interests in the SSLIC Common shall be completed by Houlihan Valuation Advisors and delivered to Security National Life and SSLIC.

     (c) Dissenting SSLIC Shares; Stockholder Approval. On the Closing Date the dissenting SSLIC shares shall not exceed ten percent (10 %) of the shares of SSLIC Common then outstanding. Dissenting SSLIC shares shall mean, for the purpose of this Section 7.1(c), shares of SSLIC Common the holders of which shall have perfected their rights as dissenting shareholders under Section
607.1302 et seq. of the Florida Business Corporation Act.

     (d) Approval by SSLIC Shareholders. This Agreement and the Plan of Merger and the transactions contemplated thereby, shall have been approved and adopted by the affirmative vote or written consent of the holders of a majority of the outstanding shares of SSLIC Common.

     (e) Compliance. All of the covenants and obligations contained in this Agreement to be complied with and performed by SSLIC at or before the Closing Date shall have been complied with and performed.

     (f) Representations and Warranties True and Correct. The representations and warranties made by SSLIC in this Agreement shall be true and correct in all material aspects, at and as of the Closing Date, with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except for changes contemplated by this Agreement; provided, however, that the foregoing condition shall be deemed to be satisfied except where any failure or failures to be true and correct shall reasonably be expected to result, in the aggregate, in an adverse change, after tax effect, in the financial condition or results of operations of SSLIC or, following the Effective Time of the Merger, of Security National Life, in excess of the amount of $25,000. SSLIC shall have delivered to Security National Life a certificate, dated the Closing Date, signed by an executive officer of SSLIC evidencing compliance with the provisions of paragraphs (g) and (h) of this Section 7.1.

     (g) Litigation. There shall not have been instituted any action or proceeding before any court or governmental agency or other regulatory or administrative agency or commission, by any governmental or other regulatory or administrative agency or commission or any private person, challenging the transactions contemplated hereby or otherwise relating to the transactions contemplated hereby or pursuant to the terms of the Plan of Merger.

     (h) Governmental Action. There shall not have been any action taken by any court, government, or governmental agency, domestic or foreign, rendering any party to this Agreement or the Plan of Merger unable to consummate the transactions contemplated hereby or thereby, otherwise making such transactions illegal.

     (i) Material Adverse Changes. Security National Life shall not have become aware after the date hereof of any facts which have a material adverse effect with respect to the assets, liabilities, financial condition, or results of operations of SSLIC, subject to the provisions of Section 8.1(i) above.

     (j) Resignation of Officers and Directors. Each officer and director of SSLIC as requested by Security National Life shall have executed a letter containing the resignation of such person as such officer and/or director effective as of the Effective Time of the Merger or at such date as Security National Life shall request.

     (k) Legal Matters. All actions, proceedings, instruments, and documents required to carry out this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and all other related legal matters shall be in all material respects to the reasonable satisfaction of counsel for Security National Life.

     (l) Receipt of Certain Documents. SSLIC shall have made available to Security National Life on or before the Closing Date the following items:

          (i) A copy of the resolution of the Board of Directors and shareholders of SSLIC adopting and approving this Agreement and the Plan of Merger and authorizing the transactions contemplated hereby and thereby, certified by the secretary or an assistant secretary of SSLIC;

          (ii) One or more certificates of the appropriate secretary of state (or other government official) as of a recent date showing SSLIC to be validly existing and in good standing;

          (iii) One or more certificates of the Franchise Tax Board of the state of Florida showing that all income tax and premium tax returns required to be filed as of such date by and all reports required to be filed by them through seven business days prior to the Closing Date have been duly filed and that the taxes reflected in such returns and reports have been duly paid;

          (iv) The resignations of all of the officers and directors of SSLIC as shall have been requested by Security National Life;

          (v) The minute books of SSLIC, and its stock register;

          (vi) All leases, contracts, insurance records, policies, and other documents affecting the assets and operations and systems of SSLIC wherever performed, including, but not limited to, all electronic data processing master files and programs in machine readable format and any documentation and procedures needed for their maintenance not previously delivered; and

          (vii) Such other documents as shall be reasonably requested by Security National Life.

7.2 Conditions Precedent to Obligations of SSLIC. The obligations of SSLIC to proceed with the transactions contemplated hereby are subject to satisfaction of the following conditions unless waived by Security National Life:

     (a) Receipt of Approvals. The approval and action required by Article 6 shall, if necessary, have been obtained.

     (b) Opinion of Counsel for Security National Life. SSLIC shall have received from Mackey Price Thompson & Ostler, counsel for Security National Life, an opinion, dated the Closing Date, to the effect that in such counsel's opinion:

          (i) Security National Life has been duly incorporated and is validly existing in good standing under the laws of its state of incorporation;

          (ii)  each of  this  Agreement,  the  Plan of  Merger  and the  Escrow
     Agreement has been duly authorized, executed, and delivered by Security National Life by all necessary corporate action and constitutes the valid and binding obligation of Security National Life in accordance with its respective terms, subject to or limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws, in each case relating to or affecting the enforcement of creditor's rights generally and general principles of equity (regardless of whether enforcement of such obligations is considered in proceeding in equity or at law);

          (iii) the execution, delivery, and performance of this Agreement, the Plan of Merger and the Escrow Agreement and the consummation of the transactions contemplated thereby will not result in any violation of any of the terms or provisions of the Articles of Incorporation or Bylaws of Security National Life or, to our knowledge, any loan or credit agreement, indenture, mortgage, note, or other agreement due to Security National Life or to which Security National Life is a party or by which it or any of its properties or assets is or may be bound;

          (iv) no authorization, consent, or approval of, or registration or filing with, any governmental or public body or authority of the United States, or of any jurisdiction thereof or therein, is required on the part of Security National Life for the performance of this Agreement, the Plan of Merger and the Escrow Agreement and the consummation of the transaction contemplated thereby, except such as have been obtained;

          (v) there are no actions or proceedings seeking to prevent or enjoin the transactions contemplated by this Agreement, the Plan of Merger and the Escrow Agreement known to such counsel to be pending or threatened. In giving such opinion, such counsel may rely upon opinions of other counsel satisfactory to it and, as to matters of fact, upon certificates of officers of Security National Life, provided that such counsel shall state that it believes it is justified in relying upon such certificates and shall deliver copies thereof to SSLIC contemporaneously with its opinion.

     (c) Compliance and Representations Correct. All of the covenants and obligations contained in this Agreement to be complied with and performed by Security National Life at or before the Closing Date shall have been complied with and performed in all respects, and the representations and warranties made by Security National Life in this Agreement shall be correct in all material respects, at and as of the Closing Date, with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except for changes contemplated by this Agreement. Security National Life shall have delivered to SSLIC a certificate, dated the Closing Date and signed by an officer of Security National Life, evidencing compliance with the provisions of this Section 8.2.

     (d) Governmental Action. There shall not have been any action taken by any court, government, or governmental agency, domestic or foreign, rendering any party to this Agreement or the Plan of Merger unable to consummate the transactions contemplated hereby or thereby or otherwise making such transaction illegal.

     (e) Terms of Merger. The terms and provisions of the Merger between Security National Life and SSLIC shall be substantially in accordance with those set forth in the Plan of Merger, which is attached hereto as Annex I and is hereby made a part of this Agreement.

     (f) Legal Matters. All actions, proceedings, instruments, and documents required to carry out this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and all other related legal matters shall be in all material respects to the reasonable satisfaction of counsel for SSLIC.

     (g) Receipt of Certain Documents. Security National Life shall have made available to SSLIC on or before the Closing Date the following items:

          (i) A copy of the resolutions of the Board of Directors of Security National Life adopting and approving this Agreement and authorizing the transactions contemplated hereby and thereby, certified by the secretary or an assistant secretary of Security National Life;

          (ii) One or more certificates of the appropriate secretary of state (or other government official) as of a recent date showing Security National Life to be validly existing and in good standing;

          (iii) Such other documents as shall be reasonably requested by SSLIC.

                                    ARTICLE 8

                              ACCESS TO INFORMATION

8.1 Pre-Closing Access by SSLIC. SSLIC shall give Security National Life's representatives, agents, consultants, accountants, and attorneys full access as set forth in Section 5.16. Security National Life agrees that it will hold in strict confidence all documents and information concerning SSLIC so furnished (except that such documents and information may be disclosed to Security National Life's independent accountants and counsel in like confidence and to any governmental authority reviewing the transactions contemplated by this Agreement), and, if the transactions contemplated by this Agreement shall not be consummated, such confidence shall be maintained (except to the extent that such information was previously known to Security National Life or any of its affiliates, in the public domain or later acquired by Security National Life or any of its affiliates from other legitimate sources or thereafter through no fault of Security National Life becomes information generally available to the public) and upon written request from SSLIC all such documents shall immediately thereafter be returned to the party which furnished the particular document to Security National Life.

8.2 Access to Accountant's Records by SSLIC. SSLIC shall direct its independent accountants to grant access to all documents in their possession concerning SSLIC, including its working papers, to representatives of Security National Life, at the expense (if any) of Security National Life, and the confidentiality provision set forth in Section 8.1 shall apply equally to all such documents.

8.3 Post-Merger Access by SSLIC. After the Effective Time of the Merger, Security National Life agrees that it shall cause SSLIC to give those persons who were SSLIC' s officers, directors, attorneys, and accountants immediately prior to the Closing reasonable access to the records of SSLIC in connection with any litigation that may arise under this Agreement or any requirements of law or government regulations which may be applicable.

                                    ARTICLE 9

                                 INDEMNIFICATION

9.1 Indemnification by SSLIC. SSLIC hereby agrees to indemnify and hold harmless Security National Life against and in respect of any direct out-of-pocket loss, damage, or expense arising out of:

     (a) Any claim, liability, or obligation suffered or incurred by Security National Life resulting from or arising out of any misrepresentation, breach, or non-fulfillment of any representation, warranty, covenant, or agreement on the part of SSLIC contained in this Agreement; and

     (b) All actions, suits, investigations, proceedings, demands, assessments, judgments, reasonable attorney's fees, direct out-of-pocket costs and expenses incident to the foregoing, including (but not limited to) any audit or investigation by any governmental entity.

9.2 Indemnification by Security National Life. Security National Life hereby agrees to indemnify and hold harmless SSLIC against and in respect of any direct out-of-pocket loss, damage, or expense arising out of:

     (a) Any claim, liability, or obligation suffered or incurred by SSLIC resulting from or arising out of any misrepresentation, breach, or non-fulfillment or any representation, warranty, covenant, or agreement on the part of Security National Life contained in this Agreement; and

     (b) All actions, suits, investigations, proceedings, demands, assessments, judgments, reasonable attorney's fees, direct out-of-pocket costs, and expenses incident to the foregoing, including (but not limited to) any audit or investigation by any governmental entity.

9.3 Survival of Obligation to Indemnify. The mutual identification obligations of Security National Life and SSLIC shall survive until twelve (12) months after the Effective Time of the Merger (the "Indemnification Period"), and shall continue thereafter only with respect to a claim, liability or obligation for which the party seeking indemnity hereunder shall have given the other party an Indemnification Notice as provided herein at least ten (10) days prior to the expiration of the Indemnification Period. After the Effective Time of the Merger, the holders of SSLIC Common, pro rata in accordance with their ownership of SSLIC Common as of the Effective Time of the Merger, shall succeed to SSLIC's indemnification rights and obligations under this Article 9; provided, however, that the maximum aggregate amount for which any shareholder of SSLIC Common is required to indemnify Security National Life pursuant to this Article 9 shall not exceed such shareholder's Pro Rata Indemnification Obligation (as defined below). A shareholder's Pro Rata Indemnification Obligation shall be determined by multiplying (x)the Indemnity Amount (as defined in Section 9.6) by (y) the quotient of (A) the amount of cash paid to such shareholder hereunder, divided by (B) the total amount of cash paid to shareholders of SSLIC Common hereunder as part of the Merger Consideration.

9.4 Notice and Procedure. Either party claiming indemnity hereunder (hereinafter referred to as the "Indemnified Party") shall give the party against whom indemnity is sought (hereinafter referred to as the "Indemnifying Party") prompt written notice (the "Indemnification Notice") after obtaining knowledge of any claim or the existence of facts as to which recovery may be sought against the Indemnifying Party because of the indemnity provisions set forth in this Article
9. The Indemnification Notice shall specify the basis for such indemnification claim, shall include the amount of such claim if known, and shall be supported by relevant information and documentation with respect thereto. If the Indemnifying Party does not object in writing to such identification claim within thirty (30) business days of receiving such Indemnification Notice, the Indemnified Party shall be entitled to recover promptly from the Indemnifying Party the amount of such claim and no later objection by the Indemnifying Party shall be permitted. In the event that the Indemnifying Party shall have timely objected in writing in whole or in part to any Indemnification Notice, the Indemnifying Party and the Indemnified Party shall privately attempt to resolve or compromise the claim. If the Indemnifying Party and the Indemnified Party shall have failed to resolve or compromise or agree to postpone resolution of the claim within a period of thirty (30) days from the date the Indemnifying Party shall have objected in writing, the Indemnified Party shall be free to seek a legal remedy.

9.5 Third Party Claims. If a claim for indemnity arises in connection with a claim made by a third party (a "Third Party Claim"), the Indemnifying Party shall have the right, at any time after receipt of an Indemnification Notice, with respect to such Third Party Claim to assume the defense (which assumption may be made under a reservation of rights) and to control the settlement and compromise of such action or claim at its sole expense. The Indemnified Party shall cooperate in such defense as reasonably necessary, to enable the Indemnifying Party to conduct its defense, including providing the Indemnifying Party with reasonable access to such records as may be relevant to its defense. The Indemnifying Party shall be entitled to settle any such Third Party Claim without the prior written consent of the Indemnified Party provided that the Indemnifying Party provides the Indemnified Party with reasonable assurances that the Indemnified Party will be fully indemnified by the Indemnifying Party in connection with any such Third Party Claim. The Indemnified Party shall be entitled to retain its own counsel at its own expense in connection with any Third Party Claim that the Indemnifying Party has elected to defend. If the Indemnifying Party elects not to conduct the defense of a Third Party Claim, the Indemnified Party may defend and/or settle such Third Party Claim; provided, however, that the Indemnifying Party shall not be liable for any costs, damages, or expenses arising out of any settlement effected without its prior written consent, which consent shall not be unreasonably withheld. The Indemnified Party and the Indemnifying Party agree to keep each other reasonably informed as to the progress of any matter that is the subject of a Third Party Claim. The Indemnified Party further agrees to take any and all reasonable steps, including (without limitation) those steps reasonably requested by the Indemnifying Party, to mitigate any losses, damages, or expenses with respect to any Third Party Claim under this Agreement and to cooperate with the defense thereof. In the event it is ultimately determined that the Indemnified Party was not entitled to indemnification for a Third Party Claim, and the Indemnifying Party has nonetheless assumed the defense of such asserted liability, then the Indemnified Party shall, at such time as it is ultimately determined that the Indemnified Party was not entitled to indemnification, reimburse the Indemnifying Party for the reasonable costs and expenses, including reasonable attorney's fees, incurred by the Indemnified Party in connection with such assumption.

9.6 Limitation on Indemnification Obligations. Except as provided in the last clause of this sentence, an Indemnified Party shall not be entitled to recover any indemnification obligation pursuant to this Article 9 unless and until the total indemnification obligations for which such Indemnified Party could seek recovery hereunder exceeds the sum of Twenty-Five Thousand Dollars ($25,000) in the aggregate (the "Threshold Amount"). In the event such aggregate indemnification obligations exceed the Threshold Amount, such Indemnified Party shall be entitled to recover only the amount by which such aggregate indemnification obligations exceed the Threshold Amount. In no event may an Indemnified Party be entitled to recover an identification obligation under this
Article 9 in excess of Five Hundred Thousand Dollars ($500,000) (the "Indemnity Amount"). Notwithstanding anything to the contrary contained herein, any indemnification payments made to Security National Life pursuant to this Article 9 shall be net of related tax effects and net of insurance proceeds received or to be received by Security National Life on account of such indemnification claim.

9.7 Indemnification as Exclusive Remedy. Indemnification pursuant to the provisions of this Article 9 shall be the sole and exclusive remedy of the parties hereto for any misrepresentation or breach of any warranty, covenant, or agreement contained in this Agreement or in any closing document executed and delivered pursuant to the provisions hereof, or any other claim arising out of the transactions contemplated by this Agreement.

9.8 No Consequential Damages. With respect to any claim for indemnity under this Agreement or any dispute among the Parties arising out of this Agreement, no party shall be entitled to recover from any other party any consequential damages, except that such limitation shall not apply in the case of intentional misrepresentation or fraud on the part of a party.

                            ARTICLE 10 MISCELLANEOUS

10.1 Termination; Expenses. This Agreement, the Plan of Merger, and the transactions contemplated by this Agreement and the Plan of Merger may be terminated at any time, whether before or after action by the shareholders of SSLIC as contemplated by Section 5.16:

     (a) by action of the Board of Directors of Security National Life in the event of a failure of a condition set forth in Section 7.1;

     (b) by action of the Board of Directors of SSLIC in the event of a failure of a condition set forth in Section 7.2;

     (c) by mutual agreement of the Boards of Directors of Security National Life and SSLIC;

If termination shall occur as permitted herein, each party will pay its own expenses incurred in connection with the proposed merger at the time of termination.

10.2 Rights of Third Parties. This Agreement has been negotiated by and among the Parties, and no other person shall have any rights or obligations hereunder. Neither SSLIC nor Security National Life may assign this Agreement or any interest hereunder, and any such attempted assignment not in compliance herewith shall be null and void, except that Security National Life may assign this Agreement to a wholly owned SSLIC Holding, provided that any such assignment shall not relieve Security National Life of its obligations hereunder. Except as otherwise provided herein, this Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and assigns.

10.3 Survival of Representations and Warranties; Indemnities. The representations, warranties, covenants, and agreements of SSLIC and Security National Life contained in this Agreement and in any instrument delivered hereunder shall survive for the period of their obligation to indemnify, as set forth in Section 9.3.

10.4 Prior Agreements; Modifications. This Agreement, the Plan of Merger and the Escrow Agreement constitute the entire agreement between the parties with respect to the subject matter hereof, and shall supersede all prior agreements, documents, or other instruments with respect to the matters covered hereby. This Agreement may be amended by an instrument in writing signed by each of SSLIC and Security National Life; provided, however, that no such amendment entered into without the written consent of the shareholders of SSLIC may decrease the Merger Consideration.

10.5 Captions and Table of Contents. The captions and table of contents in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

10.6 Governing Law. The terms of this Agreement shall be governed by, and interpreted and construed in accordance with the provisions of, the laws of the State of Utah without regard to its conflicts of law principles.

10.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall constitute an original copy hereof.

10.8 Severability. If any clause, provision, or section of this Agreement is ruled illegal, invalid, or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision, or section shall not affect any of the remaining provisions hereof.

10.9 Notices. Any notice, request, instruction, or other document to be given hereunder shall be in writing and shall be transmitted by certified or registered mail, postage prepaid, by reputable express courier, or by facsimile transmission. The addresses or facsimile telephone numbers to which such communications shall be sent are as follows:

If to SSLIC:
                  755 Rinehart Road
                  Lake Mary, Florida
                  Attention: Scott M. Quist, President and
                      Chief Operating Officer
                  Facsimile Number: (407) 323-9701

If to Security National Life:

                  5300 South 360 West, Suite 250
                  Salt Lake City, UT 84123
                  Attention: George R. Quist, Chairman and
                      Chief Executive Officer
                  Facsimile Number: (801) 265-9882

With a copy to:

                  Mackey Price Thompson & Ostler
                  57 West 200 South, Suite 350
                  Salt Lake City, Utah 84101-3663
                  Attention: Randall A. Mackey, Esq.
                  Facsimile Number: (801) 575-5006

If to the Disbursing Agent:

                  Mackey Price Thompson & Ostler
                  57 West 200 South, Suite 350
                  Salt Lake City, Utah 84101-3663
                  Attention: Randall A. Mackey, Esq.
                  Facsimile Number: (801) 575-5006

or to such other address or facsimile telephone number as any party may from time to time designate to the others in writing.

10.10 Waiver. The accuracy of any representation or warranty, the performance of any covenant or agreement or the fulfillment of any condition of this Agreement by SSLIC, SSLIC Holding or Security National Life may be expressly waived only in writing by the other parties. Any waiver hereunder shall be effective only in the specific instance and for the purpose for which given. No failure or delay on the part of SSLIC, SSLIC Holding or Security National Life in exercising any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies expressly specified in this Agreement are cumulative and are not exclusive of any rights or remedies which either party would otherwise have.

10.11 Definition of SSLIC's Knowledge. For the purposes of this Agreement, the knowledge of SSLIC shall be deemed to be limited to the actual knowledge of the individuals identified on Schedule 10.11 delivered to Security National Life.

10.12 Definition of Security National Life's Knowledge. For the purposes of this Agreement, the knowledge of Security National Life shall be deemed to be limited to the actual knowledge of the individuals identified on Schedule 10.12 delivered to Security National Life.

10.13 Attorney's Fees. In the event any party hereto institutes litigation to enforce its rights or remedies under this Agreement, the party prevailing in such litigation shall be entitled to receive an award from the non-prevailing party of the prevailing party's reasonable attorney's fees and costs incurred in connection with such litigation. The foregoing shall include reasonable attorney's fees and costs incurred at trial, on any appeal and in any proceeding in bankruptcy.

10.14 Consent to Jurisdiction. Each of the Parties irrevocably consents to the non-exclusive jurisdiction of the courts of the State of Utah located in the County of Salt Lake, and of the United States District Court for the Central District of Utah for purposes of any suit, action, or proceeding relating to this Agreement or the Plan of Merger (a "Related Proceeding") and irrevocably waives, to the fullest extent it may effectively do so, (i) any objection it may have to the laying of venue of any Related Proceeding in any such court, and
(ii) the defense of an inconvenient forum to the maintenance of any Related Proceeding in any such court.

10.15 Cross References. Unless additional information is provided or the content clearly requires otherwise, references to a specified Article or Section shall be construed to mean a reference to the specified Article or Section of this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto, intending to be legally bound hereby, has duly executed this Agreement as of the date first written above.

                             SECURITY NATIONAL LIFE
                             INSURANCE COMPANY


                             By: /s/ George R. Quist
                             -----------------------
                             George R. Quist, Chairman and
                             Chief Executive Officer


                             SSLIC HOLDING COMPANY


                             By:/s/George R. Quist
                             ----------------------
                             George R. Quist, Chairman and
                             Chief Executive Officer

                             SOUTHERN SECURITY LIFE
                             INSURANCE COMPANY


                             By:/s/Scott M. Quist
                             ------------------------
                             Scott M. Quist, President and
                             Chief Operating Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         SECURITY NATIONAL
                                         FINANCIAL CORPORATION
                                             (Registrant)



Date: August 30, 2004                     By: /s/ Scott M. Quist
                                          ----------------------
                                           Scott M. Quist, President and Chief
                                           Operating Officer